Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Jason H. Weber
EVP/Treasurer &
Chief Financial Officer
717.339.5090
jweber@acnb.com

ACNB CORPORATION REPORTS
2024 THIRD QUARTER FINANCIAL RESULTS

GETTYSBURG, PA, October 24, 2024 --- ACNB Corporation (NASDAQ: ACNB) (“ACNB” or the “Corporation”), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced net income of $7.2 million, or $0.84 diluted earnings per share, for the three months ended September 30, 2024 compared to net income of $9.0 million, or $1.06 diluted earnings per share, for the three months ended September 30, 2023 and net income of $11.3 million, or $1.32 diluted earnings per share, for the three months ended June 30, 2024. Financial results for the three months ended September 30, 2024 were impacted by $1.1 million in merger-related expense due to the pending acquisition of Traditions Bancorp, Inc. Financial results for the three month period ended June 30, 2024 were impacted by a $3.2 million reversal of the provisions for credit losses and unfunded commitments.

2024 Third Quarter Highlights

•Return on average assets was 1.17% and return on average equity was 9.63% for the three months ended September 30, 2024. Core return on average assets1 was 1.32% and core return on average equity1 was 10.81% for the three months ended September 30, 2024.

•Fully taxable equivalent (“FTE”) net interest margin was 3.77% for the three months ended September 30, 2024 compared to 3.82% for the three months ended June 30, 2024 and 4.01% for the three months ended September 30, 2023.

•Total non-performing loans to total loans, net of unearned income, was 0.39% at September 30, 2024 compared to 0.19% at June 30, 2024 and 0.22% at September 30, 2023. The increase in non-performing loans to total loans, net of unearned income, for the three months ended September 30, 2024 was the result of one long-standing commercial relationship in the healthcare industry, comprised of both owner-occupied commercial real estate and commercial and industrial loans, that moved into non-performing loan status during the current quarter.

•Net charge-offs to average loans outstanding (annualized) were 0.01% for the three months ended September 30, 2024 and 0.00% for the three months ended June 30, 2024 compared to 0.03% for the three months ended September 30, 2023.

1 Non-GAAP financial measure. Please refer to the calculation on the pages titled “Non-GAAP Reconciliation” at the end of this document.

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

•Tangible common equity to tangible assets ratio1 of 10.74% at September 30, 2024 compared to 9.84% at June 30, 2024 and 8.65% at September 30, 2023. The net unrealized loss on the available for sale securities portfolio was $36.8 million at September 30, 2024 compared to a net unrealized loss of $52.7 million at June 30, 2024 and a net unrealized loss of $75.2 million at September 30, 2023.

•ACNB and ACNB Bank capital levels remain well in excess of ACNB’s internal minimums and those required to be categorized as a well-capitalized institution by our bank regulators.

“We are once again pleased to share strong operating results for the third quarter of 2024. Our continued focus on profitability and asset quality as evidenced by our return on average assets and return on average equity are a testament to the continued focus on our strategic objectives.” said James P. Helt, ACNB Corporation President and Chief Executive Officer.

“During the third quarter, we were also pleased to announce the strategic acquisition of Traditions Bancorp, Inc. This acquisition will create the largest community bank in Pennsylvania with assets less than $5 billion and enhances our presence in York County and expands our branch footprint in neighboring Lancaster County. We are excited to welcome Traditions as ACNB continues to expand our market presence. This strategic acquisition will complement our current operations with profitable growth opportunities in adjacent markets while contributing to the Corporation’s established commitment of enhancing long-term shareholder value.”

Mr. Helt continued, “As we look forward to the remainder of 2024 and the start of a new year in 2025, we are excited that our strong foundation based on community banking principles combined with the growth opportunities now before us through our strategic planning objectives will enable us to continue to deliver on our commitment to our stakeholders.”

Net Interest Income and Margin

    Net interest income for the three months ended September 30, 2024 totaled $20.9 million, a decrease of $803 thousand, or 3.7%, compared to the three months ended September 30, 2023 driven by a decrease in the FTE net interest margin over the same period. The FTE net interest margin for the three months ended September 30, 2024 was 3.77%, a decrease of 24 basis points from 4.01% for the three months ended September 30, 2023. The decrease in FTE net interest margin was driven primarily by an increase in long-term borrowings and promotional time deposit balances and costs. Total average borrowings increased $132.5 million for the three months ended September 30, 2024 compared to the same period in September 30, 2023. The average rate paid on total borrowings was 4.31% for the three months ended September 30, 2024, an increase of 48 basis points from the three months ended September 30, 2023. Total average interest-bearing deposits decreased $54.4 million, or 3.9%, for the three months ended September 30, 2024 compared to September 30, 2023; however, average time deposit balances increased $45.9 million due to ongoing promotions. The average rate paid on interest-bearing deposits was 0.92% for the three months ended September 30, 2024, an increase of 66 basis points from the three months ended September 30, 2023.

Net interest income for the three months ended September 30, 2024 totaled $20.9 million, a decrease of $22 thousand, or 0.1%, compared to $21.0 million for the three months ended June 30, 2024 driven by a decrease in the FTE net interest margin over the same period. The FTE net interest margin for the three months ended September 30, 2024 decreased 5 basis points from 3.82% for the three months ended June 30, 2024. The decrease in FTE net interest margin was driven primarily by the recognition of nonaccrual interest income related to a specific large relationship during the three months ended June 30, 2024 and increases in the cost of average interest-bearing deposits during the three months ended September 30, 2024. Excluding nonaccrual

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

interest income related to the payoff of a specific large relationship, the FTE net interest margin was 3.79% for the three months ended June 30, 2024. The average rate paid on interest-bearing deposits was 0.92% for the three months ended September 30, 2024, an increase of 13 basis points from the three months ended June 30, 2024.

Noninterest Income

Noninterest income for the three months ended September 30, 2024 was $6.8 million, an increase of $536 thousand, or 8.5%, from the three months ended September 30, 2023. Wealth management income for the three months ended September 30, 2024 was $1.2 million, an increase of $235 thousand from the three months ended September 30, 2023 driven primarily by portfolio market appreciation, estate income and new business generation. Insurance commissions for the three months ended September 30, 2024 were $2.8 million, an increase of $158 thousand from the three months ended September 30, 2023 driven primarily by growth in commissions on policy renewals and new business in the current quarter. Gain from mortgage loans held for sale totaled $112 thousand for the three months ended September 30, 2024 compared to none for the three months ended September 30, 2023.

Noninterest income for the three months ended September 30, 2024 increased $406 thousand, or 6.3%, from the three months ended June 30, 2024. The increase was driven primarily by increases in wealth management income driven by higher estate income and other income driven by annual check ordering incentives received during the three months ended September 30, 2024. Additionally, there was a higher volume of mortgages sold in the current quarter, which resulted in a higher gain from mortgage loans held for sale for the three months ended September 30, 2024 compared to the three months ended June 30, 2024.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2024 was $18.2 million, an increase of $1.9 million, or 11.7%, from the three months ended September 30, 2023. The increase was driven primarily by merger-related and salaries and employee benefits expenses. The increase in merger-related expense was driven primarily by professional service expenses incurred for the Traditions acquisition and totaled $1.1 million for the three months ended September 30, 2024. Salaries and employee benefits expense increased $948 thousand driven primarily by $682 thousand in higher employee health insurance expense and $273 thousand higher base wages. In addition, equipment expense increased $144 thousand driven primarily by higher core processing expenses and incremental purchases of office equipment. Partially offsetting these increases, professional services decreased $208 thousand for the three months ended September 30, 2024 compared to the three months ended September 30, 2023 driven primarily by lower recruiting expenses for talent acquisition and consulting expenses. Marketing and corporate relations declined $60 thousand in the current quarter primarily due to rebranding expenses incurred for the three months ended September 30, 2023.

Noninterest expense for the three months ended September 30, 2024 increased $1.9 million, or 11.3%, from the three months ended June 30, 2024. The increase was driven primarily by merger-related and salaries and employee benefits expenses. Merger-related expense totaled $1.1 million for the three months ended September 30, 2024 compared to $23 thousand for the three months ended June 30, 2024. Salaries and employee benefits expense increased $591 thousand during the three months ended September 30, 2024 compared to the three months ended June 30, 2024 driven primarily by higher employee health insurance expense of $519 thousand. Additionally, equipment expense increased $128 thousand driven primarily by higher core processing and software maintenance expenses coupled with incremental purchases of office equipment. Professional services expense decreased $120 thousand during the three months ended

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

September 30, 2024 compared to the three months ended June 30, 2024 driven primarily by lower transfer agent and audit expenses.

Loans and Asset Quality

Total loans outstanding were $1.68 billion at September 30, 2024, a decrease of $2.5 million, or 0.1%, from June 30, 2024 and an increase of $61.1 million, or 3.8%, from September 30, 2023. The decrease from June 30, 2024 was driven primarily by real estate construction. The increase from September 30, 2023 was driven primarily by growth in the commercial real estate portfolio in our core markets. Growth in the commercial real estate portfolio was spread throughout the Bank’s geographic footprint and across various property types. The commercial real estate portfolio grew $59.2 million, or 6.6%, in 2024. The collateral for these loans is primarily spread across our Pennsylvania and Maryland market areas. Despite the intense competition in the Corporation’s market areas, management continues to focus on asset quality and disciplined underwriting standards in the loan origination process.

Asset quality metrics continue to be stable. The provision for credit losses was $81 thousand and the provision for unfunded commitments was $40 thousand for the three months ended September 30, 2024 compared to a reversal to the provision for credit losses of $3.0 million and a reversal to the provision for unfunded commitments of $259 thousand for the three months ended June 30, 2024. For the three months ended September 30, 2023, there was a provision for credit losses of $250 thousand and a $171 thousand reversal to the provision for unfunded commitments. The increase in the provision for credit losses and unfunded commitments for the three months ended September 30, 2024 compared to the prior quarter was driven primarily by a $3.2 million reversal of the provision for credit losses and unfunded commitments in the prior quarter and one long-standing commercial relationship in the healthcare industry, comprised of both owner-occupied commercial real estate and commercial and industrial loans, that moved into non-performing loan status during the current quarter.

Non-performing loans were $6.6 million, or 0.39%, of total loans, net of unearned income, at September 30, 2024 compared to $3.1 million, or 0.19%, of total loans at June 30, 2024 and $3.6 million, or 0.22%, of total loans at September 30, 2023. The increase in non-performing loans at September 30, 2024 compared to the prior quarter was primarily the result of one long-standing commercial relationship in the healthcare industry, comprised of both owner-occupied commercial real estate and commercial and industrial loans, that moved into non-performing loan status during the current quarter. Annualized net charge-offs for the three months ended September 30, 2024 were 0.01% of total average loans compared to 0.00% and 0.03% for the three months ended June 30, 2024 and September 30, 2023, respectively.

Deposits and Borrowings

Deposits totaled $1.79 billion at September 30, 2024, a decrease of $47.3 million, or 2.6%, since June 30, 2024 and a decrease of $160.0 million, or 8.2%, from September 30, 2023. Included in total deposits were $1.33 billion interest-bearing deposits at September 30, 2024 which decreased $31.0 million, or 2.3%, from June 30, 2024 and decreased $58.0 million, or 4.2%, from September 30, 2023. Time deposits, included in interest-bearing deposits, increased $1.3 million, or 0.5%, and $43.5 million, or 20.4%, since June 30, 2024 and September 30, 2023, respectively. Total noninterest-bearing deposits were $463.5 million at September 30, 2024 compared to $479.7 million at June 30, 2024 and $565.5 million at September 30, 2023.

Total borrowings were $293.1 million at September 30, 2024, a decrease of $11.2 million, or 3.7%, compared to June 30, 2024 and an increase of $139.7 million, or 91.1%, compared to September 30, 2023. A

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

$25.0 million short-term borrowing was paid off during the quarter. The average rate on total borrowings was 4.31% for the three months ended September 30, 2024 compared to 4.48% for the three months ended June 30, 2024 and 3.83% for the three months ended September 30, 2023.

Stockholders’ Equity, Dividends and Share Repurchases

Total stockholders’ equity was $306.8 million at September 30, 2024 compared to $289.3 million at June 30, 2024 and $255.6 million at September 30, 2023. Tangible book value2 per share was $29.90, $27.82 and $23.80 at September 30, 2024, June 30, 2024 and September 30, 2023, respectively.

As announced on Form 8-K on October 16, 2024, the Board of Directors approved and declared a regular quarterly cash dividend of $0.32 per share of ACNB Corporation common stock payable on December 13, 2024, to shareholders of record as of November 29, 2024. This per share amount reflects a $0.02, or 6.7%, increase over the same quarter of 2023.

ACNB repurchased 2,642 shares of ACNB common stock during the three months ended September 30, 2024.

About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.42 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 27 community banking offices and two loan offices located in the Pennsylvania counties of Adams, Cumberland, Franklin, Lancaster and York and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 46 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit investor.acnb.com.
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SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; banking instability caused by bank failures and continuing financial uncertainty of various banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business
2 Non-GAAP financial measure. Please refer to the calculation on the pages titled “Non-GAAP Reconciliation” at the end of this document.

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of the Corporation's consolidated financial statements when filed with the SEC. Accordingly, the financial information in this announcement is subject to change. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2024-17
October 24, 2024

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

ACNB Corporation Financial Highlights
Selected Financial Data by Respective Quarter End
(Unaudited)

(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
BALANCE SHEET DATA
Assets	$2,420,914	$2,457,753	$2,414,288	$2,418,847	$2,388,522
Investment securities	483,604	483,868	490,626	517,221	501,063
Total loans, net of unearned income	1,677,112	1,679,600	1,664,980	1,627,988	1,615,966
Allowance for credit losses	(17,214)	(17,162)	(20,172)	(19,969)	(19,264)
Deposits	1,791,317	1,838,588	1,835,224	1,861,813	1,951,359
Allowance for unfunded commitments	1,349	1,310	1,569	1,719	1,962
Borrowings	293,091	304,286	272,605	252,174	153,388
Stockholders’ equity	306,755	289,331	279,920	277,461	255,638
INCOME STATEMENT DATA
Interest and dividend income	$27,241	$26,869	$25,974	$25,284	$24,234
Interest expense	6,299	5,905	5,381	3,791	2,489
Net interest income	20,942	20,964	20,593	21,493	21,745
Provision for (reversal of ) credit losses	81	(2,990)	223	786	250
Provision for (reversal of) unfunded commitments	40	(259)	(151)	(242)	(171)
Net interest income after provisions for credit losses and unfunded commitments	20,821	24,213	20,521	20,949	21,666
Noninterest income	6,833	6,427	5,667	970	6,297
Noninterest expenses	18,244	16,391	17,662	17,173	16,336
Income before income taxes	9,410	14,249	8,526	4,746	11,627
Provision for income taxes	2,206	2,970	1,758	649	2,583
Net income	$7,204	$11,279	$6,768	$4,097	$9,044
PROFITABILITY RATIOS
Total loans, net of unearned income to deposits	93.62%	91.35%	90.72%	87.44%	82.81%
Return on average assets (annualized)	1.17	1.86	1.12	0.68	1.52
Return on average equity (annualized)	9.63	16.12	9.76	6.09	13.84
Efficiency ratio[3]	60.56	58.61	66.18	62.48	56.97
FTE Net interest margin	3.77	3.82	3.77	3.93	4.01
Yield on average earning assets	4.90	4.89	4.74	4.62	4.46
Yield on investment securities	2.59	2.65	2.70	2.36	2.24
Yield on total loans	5.56	5.53	5.37	5.29	5.16
Cost of funds	1.19	1.12	1.02	0.71	0.47
PER SHARE DATA
Diluted earnings per share	$0.84	$1.32	$0.80	$0.48	$1.06
Cash dividends paid per share	0.32	0.32	0.30	0.30	0.28
Tangible book value per share[3]	29.90	27.82	26.70	26.44	23.80
Tangible book value per share[3] (excluding AOCI)[4]	33.87	33.28	32.21	31.74	31.43
CAPITAL RATIOS[5]
Tier 1 leverage ratio	12.46%	12.25%	11.91%	11.57%	11.97%
Common equity tier 1 ratio	16.07	15.78	15.40	15.16	15.30
Tier 1 risk based capital ratio	16.36	16.07	15.69	15.45	15.59
Total risk based capital ratio	18.15	17.86	17.68	17.41	17.49
CREDIT QUALITY
Net charge-offs to average loans outstanding (annualized)	0.01%	0.00%	0.00%	0.02%	0.03%
Total non-performing loans to total loans, net of unearned income[6]	0.39	0.19	0.24	0.26	0.22
Total non-performing assets to total assets[7]	0.29	0.14	0.18	0.19	0.17
Allowance for credit losses to total loans, net of unearned income	1.03	1.02	1.21	1.23	1.19
3 Non-GAAP financial measure. Please refer to the calculation on the pages titled “Non-GAAP Reconciliation” at the end of this document.
4 Accumulated Other Comprehensive Loss.
5 Regulatory capital ratios as of September 30, 2024 are preliminary.
6 Non-performing Loans consists of loans on nonaccrual status and loans greater than 90 days past due and still accruing interest.
7 Non-performing Assets consists of Non-performing Loans and Foreclosed assets held for resale.

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

Consolidated Balance Sheet
(Unaudited)

(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024
ASSETS
Cash and due from banks	$24,636	$26,681	$17,395
Interest-bearing deposits with banks	33,456	59,593	35,740
Total Cash and Cash Equivalents	58,092	86,274	53,135
Equity securities with readily determinable fair values	947	919	918
Investment securities available for sale, at estimated fair value	418,079	418,364	425,114
Investment securities held to maturity, at amortized cost (fair value $59,038, $57,026, and $58,084)	64,578	64,585	64,594
Loans held for sale	1,080	1,801	88
Total loans, net of unearned income	1,677,112	1,679,600	1,664,980
Less: Allowance for credit losses	(17,214)	(17,162)	(20,172)
Loans, net	1,659,898	1,662,438	1,644,808
Premises and equipment, net	25,542	25,760	25,916
Right of use asset	2,110	2,278	2,447
Restricted investment in bank stocks	10,853	11,853	10,877
Investment in bank-owned life insurance	81,344	80,841	80,348
Investments in low-income housing partnerships	909	940	971
Goodwill	44,185	44,185	44,185
Intangible assets, net	8,142	8,446	8,761
Foreclosed assets held for resale	406	406	467
Other assets	44,749	48,663	51,659
Total Assets	$2,420,914	$2,457,753	$2,414,288

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$463,501	$479,726	$499,583
Interest-bearing	1,327,816	1,358,862	1,335,641
Total Deposits	1,791,317	1,838,588	1,835,224
Short-term borrowings	37,769	48,974	17,303
Long-term borrowings	255,322	255,312	255,302
Lease liability	2,110	2,278	2,447
Allowance for unfunded commitments	1,349	1,310	1,569
Other liabilities	26,292	21,960	22,523
Total Liabilities	2,114,159	2,168,422	2,134,368

Stockholders’ Equity:
Preferred Stock, $2.50 par value; 20,000,000 shares authorized; no shares outstanding at September 30, 2024, June 30, 2024 and March 31, 2024	—	—	—
Common stock, $2.50 par value; 20,000,000 shares authorized; 8,940,133, 8,934,495, and 8,928,441 shares issued; 8,548,625, 8,545,629, and 8,539,575 shares outstanding at September 30, 2024, June 30, 2024 and March 31, 2024, respectively	22,344	22,330	22,315
Treasury stock, at cost; 391,508, at September 30, 2024, and 388,866 at both June 30, 2024 and March 31, 2024	(11,203)	(11,101)	(11,101)
Additional paid-in capital	98,697	98,230	97,818
Retained earnings	230,752	226,271	217,712
Accumulated other comprehensive loss	(33,835)	(46,399)	(46,824)
Total Stockholders’ Equity	306,755	289,331	279,920
Total Liabilities and Stockholders’ Equity	$2,420,914	$2,457,753	$2,414,288

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

Consolidated Income Statements
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
INTEREST AND DIVIDEND INCOME
Loans, including fees
Taxable	$23,108	$20,285	$67,253	$58,130
Tax-exempt	311	361	943	1,069
Investment securities:
Taxable	2,617	2,477	8,193	8,451
Tax-exempt	284	284	852	883
Dividends	251	104	739	196
Other	670	723	2,104	2,627
Total Interest and Dividend Income	27,241	24,234	80,084	71,356
INTEREST EXPENSE
Deposits	3,112	928	7,915	1,887
Short-term borrowings	204	439	847	564
Long-term borrowings	2,983	1,122	8,823	2,078
Total Interest Expense	6,299	2,489	17,585	4,529
Net Interest Income	20,942	21,745	62,499	66,827
Provision for (reversal of) credit losses	81	250	(2,686)	74
Provision for (reversal of) unfunded commitments	40	(171)	(370)	226
Net Interest Income after Provisions for (Reversal of) Credit Losses and Unfunded Commitments	20,821	21,666	65,555	66,527
NONINTEREST INCOME
Insurance commissions	2,787	2,629	7,649	7,371
Service charges on deposits	1,048	1,000	3,060	2,951
Wealth management	1,188	953	3,219	2,772
ATM debit card charges	828	845	2,488	2,502
Earnings on investment in bank-owned life insurance	503	473	1,473	1,399
Gain from mortgage loans held for sale	112	—	194	31
Net gains (losses) on sales or calls of investment securities	—	—	69	(739)
Net gains (losses) on equity securities	28	(27)	19	(22)
Gain on assets held for sale	—	14	—	337
Other	339	410	756	873
Total Noninterest Income	6,833	6,297	18,927	17,475
NONINTEREST EXPENSES
Salaries and employee benefits	11,017	10,069	32,611	30,335
Equipment	1,698	1,554	4,997	4,784
Net occupancy	945	942	3,066	2,981
Professional services	409	617	1,554	1,600
FDIC and regulatory	365	388	1,088	932
Other tax	360	323	1,086	965
Intangible assets amortization	304	352	940	1,072
Supplies and postage	236	229	610	633
Marketing and corporate relations	99	159	275	472
Merger-related	1,137	—	1,160	—
Other	1,674	1,703	4,910	5,125
Total Noninterest Expenses	18,244	16,336	52,297	48,899
Income Before Income Taxes	9,410	11,627	32,185	35,103
Provision for income taxes	2,206	2,583	6,934	7,512
Net Income	$7,204	$9,044	$25,251	$27,591
PER SHARE DATA
Basic earnings	$0.85	$1.06	$2.97	$3.24
Diluted earnings	$0.84	$1.06	$2.96	$3.23
Weighted average shares basic	8,507,140	8,517,917	8,500,860	8,518,006
Weighted average shares diluted	8,545,578	8,551,545	8,532,691	8,544,732

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

Average Balances, Income and Expenses, Yields and Rates

	Three months ended			Three months ended			Three months ended			Three months ended			Three months ended
	September 30, 2024			June 30, 2024			March 31, 2024			December 31, 2023			September 30, 2023
(Dollars in thousands)	Average Balance	Interest[8]	Yield/ Rate	Average Balance	Interest[8]	Yield/ Rate	Average Balance	Interest[8]	Yield/ Rate	Average Balance	Interest[8]	Yield/ Rate	Average Balance	Interest[8]	Yield/ Rate
ASSETS
Loans:
Taxable	$1,618,879	$23,108	5.68%	$1,612,380	$22,675	5.66%	$1,573,109	$21,470	5.49%	$1,559,411	$21,303	5.42%	$1,520,134	$20,285	5.29%
Tax-exempt	62,401	394	2.51	64,276	396	2.48	65,825	404	2.47	69,058	425	2.44	73,995	457	2.45
Total Loans[9]	1,681,280	23,502	5.56	1,676,656	23,071	5.53	1,638,934	21,874	5.37	1,628,469	21,728	5.29	1,594,129	20,742	5.16
Investment Securities:
Taxable	441,135	2,868	2.59	442,390	2,913	2.65	467,466	3,151	2.71	453,713	2,669	2.33	466,402	2,581	2.20
Tax-exempt	54,549	359	2.62	54,644	359	2.64	54,740	359	2.64	54,835	361	2.61	55,027	359	2.59
Total Investments[10]	495,684	3,227	2.59	497,034	3,272	2.65	522,206	3,510	2.70	508,548	3,030	2.36	521,429	2,940	2.24
Interest-bearing deposits with banks	48,794	670	5.46	50,851	684	5.41	54,156	750	5.57	50,225	691	5.46	53,324	723	5.38
Total Earning Assets	2,225,758	27,399	4.90	2,224,541	27,027	4.89	2,215,296	26,134	4.74	2,187,242	25,449	4.62	2,168,882	24,405	4.46
Cash and due from banks	21,684			21,041			20,540			21,578			23,783
Premises and equipment	25,716			25,903			26,102			25,983			25,980
Other assets	184,105			187,937			187,075			191,329			165,821
Allowance for credit losses	(17,147)			(20,124)			(19,963)			(19,232)			(19,101)
Total Assets	$2,440,116			$2,439,298			$2,429,050			$2,406,900			$2,365,365
LIABILITIES
Interest-bearing demand deposits	$518,368	$552	0.42%	$513,163	$275	0.22%	$512,701	$264	0.21%	$560,510	$275	0.19%	$571,314	$185	0.13%
Money markets	246,653	692	1.12	248,191	613	0.99	248,297	536	0.87	274,226	707	1.02	245,899	312	0.50
Savings deposits	318,291	26	0.03	327,274	30	0.04	335,215	29	0.03	348,244	28	0.03	366,398	30	0.03
Time deposits	258,053	1,842	2.84	263,045	1,725	2.64	244,481	1,331	2.19	221,778	798	1.43	212,159	401	0.75
Total Interest-Bearing Deposits	1,341,365	3,112	0.92	1,351,673	2,643	0.79	1,340,694	2,160	0.65	1,404,758	1,808	0.51	1,395,770	928	0.26
Short-term borrowings	38,666	204	2.10	37,256	304	3.28	47,084	339	2.90	56,872	334	2.33	66,942	439	2.60
Long-term borrowings	255,316	2,983	4.65	255,305	2,958	4.66	248,701	2,882	4.66	137,026	1,649	4.77	94,554	1,122	4.71
Total Borrowings	293,982	3,187	4.31	292,561	3,262	4.48	295,785	3,221	4.38	193,898	1,983	4.06	161,496	1,561	3.83
Total Interest-Bearing Liabilities	1,635,347	6,299	1.53	1,644,234	5,905	1.44	1,636,479	5,381	1.32	1,598,656	3,791	0.94	1,557,266	2,489	0.63
Noninterest-bearing demand deposits	477,350			485,351			486,648			519,797			541,995
Other liabilities	29,946			28,348			26,904			21,648			6,820
Stockholders’ Equity	297,473			281,365			279,019			266,799			259,284
Total Liabilities and Stockholders’ Equity	$2,440,116			$2,439,298			$2,429,050			$2,406,900			$2,365,365
Taxable Equivalent Net Interest Income		21,100			21,122			20,753			21,658			21,916
Taxable Equivalent Adjustment		(158)			(158)			(160)			(165)			(171)
Net Interest Income		$20,942			$20,964			$20,593			$21,493			$21,745
Cost of Funds			1.19%			1.12%			1.02%			0.71%			0.47%
FTE Net Interest Margin			3.77%			3.82%			3.77%			3.93%			4.01%
8 Income on interest-earning assets has been computed on a fully taxable equivalent (FTE) basis using the 21% federal income tax statutory rate.
9 Average balances include non-accrual loans and are net of unearned income.
10 Average balances of investment securities is computed at fair value.

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

Average Balances, Income and Expenses, Yields and Rates

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
(Dollars in thousands)	Average Balance	Interest[11]	Yield/ Rate	Average Balance	Interest[11]	Yield/ Rate
ASSETS
Loans:
Taxable	$1,601,520	$67,253	5.61%	$1,479,690	$58,130	5.25%
Tax-exempt	64,161	1,194	2.49	75,657	1,353	2.39
Total Loans[12]	1,665,681	68,447	5.49	1,555,347	59,483	5.11
Investment Securities:
Taxable	450,297	8,932	2.65	507,061	8,647	2.28
Tax-exempt	54,644	1,078	2.64	55,307	1,118	2.70
Total Investments[13]	504,941	10,010	2.65	562,368	9,765	2.32
Interest-bearing deposits with banks	51,258	2,104	5.48	71,645	2,627	4.90
Total Earning Assets	2,221,880	80,561	4.84	2,189,360	71,875	4.39
Cash and due from banks	21,091			30,891
Premises and equipment	25,939			26,415
Other assets	186,330			159,544
Allowance for credit losses	(19,071)			(18,807)
Total Assets	$2,436,169			$2,387,403
LIABILITIES
Interest-bearing demand deposits	$514,757	$1,092	0.28%	$580,180	$690	0.16%
Money markets	247,710	1,841	0.99	276,154	277	0.13
Savings deposits	326,895	84	0.03	385,753	94	0.03
Time deposits	255,203	4,898	2.56	234,951	826	0.47
Total Interest-Bearing Deposits	1,344,565	7,915	0.79	1,477,038	1,887	0.17
Short-term borrowings	40,993	847	2.76	47,852	564	1.58
Long-term borrowings	253,116	8,823	4.66	58,333	2,078	4.76
Total Borrowings	294,109	9,670	4.39	106,185	2,642	3.33
Total Interest-Bearing Liabilities	1,638,674	17,585	1.43	1,583,223	4,529	0.38
Noninterest-bearing demand deposits	483,095			550,206
Other liabilities	28,406			(2,552)
Stockholders’ Equity	285,994			256,526
Total Liabilities and Stockholders’ Equity	$2,436,169			$2,387,403
Taxable Equivalent Net Interest Income		62,976			67,346
Taxable Equivalent Adjustment		(477)			(519)
Net Interest Income		$62,499			$66,827
Cost of Funds			1.11%			0.28%
FTE Net Interest Margin			3.79%			4.11%
11 Income on interest-earning assets has been computed on a fully taxable equivalent basis (FTE) using the 21% federal income tax statutory rate.
12 Average balances include non-accrual loans and are net of unearned income.
13 Average balances of investment securities is computed at fair value.

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

Non-GAAP Reconciliation
Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation’s results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation’s industry. Investors should recognize that the Corporation’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.

	Three Months Ended
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Tangible book value per share
Stockholders’ equity	$306,755	$289,331	$279,920	$277,461	$255,638
Less: Goodwill and intangible assets	(52,327)	(52,631)	(52,946)	(53,267)	(53,619)
Tangible common stockholders’ equity (numerator)	$254,428	$236,700	$226,974	$224,194	$202,019
Shares outstanding, less unvested shares, end of period (denominator)	8,510,187	8,507,191	8,501,137	8,478,460	8,488,446
Tangible book value per share	$29.90	$27.82	$26.70	$26.44	$23.80
Tangible book value per share (excluding AOCI)
Tangible common stockholders’ equity	$254,428	$236,700	$226,974	$224,194	$202,019
Less: AOCI	(33,835)	(46,399)	(46,824)	(44,909)	(64,767)
Tangible equity (excluding AOCI)	$288,263	$283,099	$273,798	$269,103	$266,786
Tangible book value per share (excluding AOCI)	$33.87	$33.28	$32.21	$31.74	$31.43
Tangible common equity to tangible assets (TCE/TA Ratio)
Tangible common stockholders’ equity (numerator)	$254,428	$236,700	$226,974	$224,194	$202,019
Total assets	$2,420,914	$2,457,753	$2,414,288	$2,418,847	$2,388,522
Less: Goodwill and intangible assets	(52,327)	(52,631)	(52,946)	(53,267)	(53,619)
Total tangible assets (denominator)	$2,368,587	$2,405,122	$2,361,342	$2,365,580	$2,334,903
Tangible common equity to tangible assets	10.74%	9.84%	9.61%	9.48%	8.65%
Efficiency Ratio
Noninterest expense	$18,244	$16,391	$17,662	$17,173	$16,336
Less: Intangible amortization	304	315	321	352	352
Less: Merger-related expense	1,137	23	—	—	—
Noninterest expense (numerator)	$16,803	$16,053	$17,341	$16,821	$15,984
Net interest income	$20,942	$20,964	$20,593	$21,493	$21,745
Plus: Total noninterest income	6,833	6,427	5,667	970	6,297
Less: Net gains (losses) on sales or calls of securities	—	—	69	(4,501)	—
Less: Net gains (losses) on equity securities	28	1	(10)	40	(27)
Less: Gain on assets held for sale	—	—	—	—	14
Total revenue (denominator)	$27,747	$27,390	$26,201	$26,924	$28,055
Efficiency ratio	60.56%	58.61%	66.18%	62.48%	56.97%

ACNB Corporation
Press Release/2024 Third Quarter Financial Results
October 24, 2024

Non-GAAP Reconciliation

Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation’s results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation’s industry. Investors should recognize that the Corporation’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.

(Dollars in thousands)	Three Months Ended September 30, 2024
Core return on average assets
Net income	$7,204
Merger-related expense, net of taxes	879
Core net income (numerator)	$8,083
Average assets (denominator)	$2,440,116
Core return on average assets	1.32%

Core return on average equity
Core net income (numerator)	$8,083
Average equity (denominator)	$297,473
Core return on average equity	10.81%